EXHIBIT 10.20

AMENDMENT TO THE

STOCK OPTION GRANT AGREEMENT

This Amendment to the Stock Option Grant Agreement (the “Amendment”) is made effective as of January 1, 2009, by and between Neiman Marcus, Inc., a Delaware corporation (formerly known as Newton Acquisition, Inc.) (the “Company”) and Burton M. Tansky (the “Participant”).

W I T N E S S E T H:

WHEREAS, the Company and the Participant entered into a Stock Option Grant Agreement (the “Agreement”) effective as of November 29, 2005, pursuant to the terms of the Newton Acquisition, Inc. Management Equity Incentive Plan (the “Plan”); and

WHEREAS, the Company has amended the Plan for compliance with Internal Revenue Code Section 409A and the Treasury Regulations thereunder; and

WHEREAS, the Company and the Participant now desire to amend the Agreement for compliance with Internal Revenue Code Section 409A and the Treasury Regulations thereunder;

NOW, THEREFORE, in consideration of the premises, the parties do hereby agree as follows:

1.             The last sentence of Paragraph 8 of the Agreement is hereby amended and restated in its entirety as follows:

It is intended that the Option be exempt from Code Section 409A, and this Agreement shall be administered and construed to the fullest extent possible to reflect and implement such intent.

2.             By execution of this Amendment the Participant hereby consents to the amendment of the Plan attached hereto as Exhibit A.

3.             Except as otherwise specifically set forth herein, all other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed on this the 10th day of December, 2008.

NEIMAN MARCUS, INC.

By:	/s/ Nelson A. Bangs
Its:	Senior Vice President

PARTICIPANT

/s/ Burton M. Tanksy